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                                                                   Exhibit 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Wyndham International, Inc. on Form S-8 of our reports (i) dated February 12, 1997, except for Note 21, Note 22 and the last paragraph of Note 2, as to which the date is December 1, 1997, of our audit of the consolidated financial statements of Interstate Hotels Company, (ii) dated January 17, 1996, on our audit of the financial statements of Troy Hotel Investors, and (iii) dated February 7, 1995, on our audit of the financial statements of Troy Park Associates.



                                     /s/ COOPERS & LYBRAND L.L.P.

Pittsburgh, Pennsylvania
January 8, 1998